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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HARBOR ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARBOR ACQUISITION CORPORATION
400 Crown Colony Drive, Suite 104
Quincy, Massachusetts 02169

March 20, 2008

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Harbor Acquisition Corporation, or "Harbor," "we" or "us," to be held on Thursday, April 10, 2008. At this meeting, you will be asked to approve the dissolution and proposed plan of liquidation of Harbor. Upon dissolution, Harbor will, pursuant to the proposed plan of liquidation, discharge its liabilities, wind up its affairs and distribute to the holders, or "public stockholders," of the shares, or "IPO shares," sold in Harbor's initial public offering, or "IPO," the proceeds of Harbor's IPO trust account (net of tax liabilities) as contemplated by its certificate of incorporation and IPO prospectus.

        This meeting is significant because stockholders must approve Harbor's dissolution and proposed plan of liquidation in order for Harbor to be authorized to distribute the IPO trust account proceeds (net of tax liabilities) to the public stockholders. It is therefore important that your shares be voted at this special meeting.

        Harbor was organized in 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the consumer or industrial products sectors (referred to as a "business combination"). Harbor closed its IPO on May 1, 2006. Of the net proceeds from the IPO and a concurrent warrant placement, approximately $5.76 per IPO share ($79,460,000 in the aggregate) was placed in an interest-bearing trust account to be used in connection with a business combination or returned to the public stockholders if a business combination satisfying certain requirements described in the IPO prospectus were not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period.

        On October 17, 2006, Harbor entered a stock purchase agreement with Elmet Technologies, Inc., or "Elmet," and the Elmet stockholders, providing for Harbor's proposed acquisition of Elmet. That stock purchase agreement was amended on five occasions from February 9, 2007 to November 29, 2007 primarily to provide more time for completion of SEC review of Harbor's proxy statement and for Harbor to obtain stockholder approval and complete the acquisition. On November 30, 2007, Harbor commenced mailing its proxy statement to its stockholders seeking their approval for the proposed acquisition, and supplemented that proxy statement on January 11, 2008. However, Harbor was not able to obtain sufficient proxies from its stockholders in favor of the proposed acquisition, and holders of more than 20% in interest of Harbor's public stockholders submitted proxies voting against the acquisition and electing to convert their shares into a pro rata portion of the IPO trust account. Under Harbor's certificate of incorporation, the acquisition of Elmet could not be completed unless approved by a majority in interest of the public stockholders voting at a stockholders meeting and less than 20% in interest of Harbor's public stockholders voted against the acquisition and exercised their conversion rights. On February 1, 2008, Elmet and the Elmet stockholders representative terminated the stock purchase agreement in accordance with its terms because of Harbor's inability to obtain the required approval from its stockholders by the date specified in the agreement. As a result, Harbor is now required to dissolve and liquidate as provided in its certificate of incorporation and IPO prospectus.

        The proposed plan of liquidation described in and attached as Annex A to the enclosed proxy statement provides for the discharge of Harbor's liabilities and the winding-up of its affairs, including distribution to the current holders of the 13.8 million IPO shares of the principal and accumulated interest (net of tax liabilities) of the IPO trust account as contemplated by Harbor's certificate of incorporation and IPO prospectus. Harbor's pre-IPO stockholders, consisting of Harbor's officers and directors and certain of their affiliates who purchased an aggregate of 3.0 million shares prior to the IPO, have waived any right to share in such distribution and will not receive any of it.

        Assuming our stockholders approve the dissolution and proposed plan of liquidation at the special meeting, we expect to file the certificate of dissolution with the Delaware Secretary of State shortly thereafter and then distribute as soon as practicable thereafter to Harbor's public stockholders the principal and interest (net of tax liabilities) then held in the IPO trust account. We currently estimate that, if the Harbor stockholders approve the dissolution and proposed plan of liquidation at the special meeting, each public stockholder will receive a liquidating distribution of approximately $5.90 per IPO share. However, the exact timing and amount will not be determined until the time of such distribution.

        Stockholder approval of Harbor's dissolution is required by Delaware law, under which Harbor is organized. Stockholder approval of the proposed plan of liquidation is also designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of Harbor's outstanding common stock will be required to approve the dissolution and proposed plan of liquidation. Harbor's pre-IPO stockholders have advised Harbor that they support the dissolution and proposed plan of liquidation and will vote for them. If the Harbor stockholders approve the dissolution and proposed plan of liquidation at the special meeting, the Harbor board of directors plans to formally adopt, as required by Delaware law, the plan of liquidation substantially in the form attached as Annex A to this proxy statement promptly following the meeting.

        As of February 29, 2008, Harbor had disbursed approximately $1,810,000 of the $1,850,000 of interest which Harbor was permitted to withdraw from the IPO trust account primarily to pay costs associated with our proposed acquisition of Elmet and our continuing general and administrative expenses. However, Harbor currently owes approximately $200,000 (exclusive of tax liabilities which will be paid from interest earned on the IPO trust account) to creditors which have not waived their claims against the IPO trust account, and Harbor will incur additional amounts for services to be rendered by unaffiliated parties prior to completion of our dissolution and liquidation. John Carson, the chairman of our board of our directors, Robert J. Hanks, our chief executive officer, and David A. R. Dullum, our president, have agreed to indemnify Harbor against claims by any vendor or prospective target business that is owed money by Harbor for services rendered or products sold to us to the extent necessary to ensure that such claims do not reduce the amount of the funds in the IPO trust account. We currently anticipate that Messrs. Carson, Hanks and Dullum will be able to honor their indemnification obligations in full. We are currently negotiating with our creditors regarding compromise or satisfaction of Harbor's liabilities and expect to complete such negotiations prior to the liquidation distribution. However, we may be unable to resolve all claims by those of our creditors which have not waived their claims against the IPO trust account and Messrs. Carson, Hanks and Dullum might be unable to satisfy their indemnification obligations in full. In any such event, our public stockholders could, under Delaware law, be required to return a portion of the distributions they receive pursuant to the plan of liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the IPO trust account. Since the indemnification obligations of Messrs. Carson, Hanks and Dullum are not collateralized or guaranteed, Harbor cannot assure you that they will perform their indemnification obligations in full or that our stockholders would be able to enforce those obligations.

        After consideration of all relevant factors, Harbor's board of directors has unanimously determined that Harbor's dissolution and proposed plan of liquidation are fair to and in the best interests of Harbor and its stockholders, has declared them advisable, and recommends that you vote or give instruction to vote "FOR" them. Harbor's board of directors also recommends that you vote or give instruction to vote "FOR" adoption of the proposal to authorize Harbor's board of directors or its chief executive officer, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve Harbor's dissolution and proposed plan of liquidation.

        Enclosed is a notice of special meeting and proxy statement containing detailed information concerning Harbor's dissolution and proposed plan of liquidation and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and as soon as possible sign, date and return the enclosed proxy card in the enclosed envelope or instruct your broker or bank how to vote your shares.

        This proxy statement is first being mailed to stockholders on or about March 24, 2008.

Sincerely,
Robert J. Hanks Chief Executive Officer

HARBOR ACQUISITION CORPORATION
400 Crown Colony Drive, Suite 104
Quincy, Massachusetts 02169

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 10, 2008

TO THE STOCKHOLDERS OF
HARBOR ACQUISITION CORPORATION:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Harbor Acquisition Corporation, a Delaware corporation ("Harbor"), will be held at 10:00 a.m., local time, on April 10, 2008, at the offices of Davis, Malm & D'Agostine, P.C., One Boston Place, 37th Floor, Boston, Massachusetts, for the sole purpose of considering and voting upon proposals to:

        1.     Approve the dissolution of Harbor and the proposed plan of liquidation in the form of Annex A to the accompanying proxy statement; and

        2.     Authorize Harbor's board of directors or its chief executive officer, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

        Under Delaware law and Harbor's by-laws, no other business may be transacted at the meeting.

        The board of directors has fixed the close of business on March 17, 2008, as the date for determining Harbor stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Harbor common stock on that date are entitled to have their votes counted at the special meeting or any adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of Harbor and at the special meeting.

        Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKER OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION.

        Harbor's board of directors unanimously recommends that you vote "FOR" approval of each proposal.

Dated: March 20, 2008	By Order of the Board of Directors,
Robert J. Hanks Chief Executive Officer

HARBOR ACQUISITION CORPORATION
400 Crown Colony Drive, Suite 104
Quincy, Massachusetts 02169

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 10, 2008

PROXY STATEMENT

SUMMARY OF THE PROXY STATEMENT

        At the special meeting, you will be asked to approve the dissolution and proposed plan of liquidation of Harbor, as contemplated by its certificate of incorporation. This summary briefly describes the material terms of the dissolution and proposed plan, but does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To understand fully the dissolution and proposed plan of liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the proposed plan attached as Annex A, in its entirety.

        If the Harbor stockholders approve the dissolution and proposed plan of liquidation, Harbor will:

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  file a certificate of dissolution with the Delaware Secretary of State;

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  formally adopt by board action the plan of liquidation in substantially the form of Annex A to this proxy statement in compliance with Delaware law;

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  establish a contingency reserve for the satisfaction of any unknown or additional liabilities, which reserve shall consist of the indemnification obligations of John Carson, Harbor's chairman of the board, Robert J. Hanks, Harbor's chief executive officer, and David A.R. Dullum, Harbor's president, which were provided to Harbor by Messrs. Carson, Hanks and Dullum at the time of the IPO; and

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  pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the public stockholders in accordance with Harbor's certificate of incorporation.

        Assuming our stockholders approve the dissolution and proposed plan of liquidation at the special meeting, we expect to file the certificate of dissolution with the Delaware Secretary of State shortly thereafter and then distribute as soon as practicable thereafter to Harbor's public stockholders the principal and interest (net of tax liabilities) then held in the IPO trust account. We currently estimate that, if the Harbor stockholders approve the dissolution and proposed plan of liquidation at the special meeting, each public stockholder will receive a liquidating distribution of approximately $5.90 per IPO share. However, the exact timing and amount will not be determined until the time of such distribution.

        As of February 29, 2008, Harbor had disbursed approximately $1,810,000 of the $1,850,000 of interest which Harbor was permitted to withdraw from the IPO trust account primarily to pay costs associated with our proposed acquisition of Elmet and our continuing general and administrative expenses. However, Harbor currently owes approximately $200,000 (exclusive of tax liabilities which will be paid from interest earned on the IPO trust account) to creditors which have not waived their claims against the IPO trust account, and Harbor will incur additional amounts for services to be rendered by unaffiliated parties prior to the completion of our dissolution and liquidation. John Carson, the chairman of our board of our directors, Robert J. Hanks, our chief executive officer, and David A. R. Dullum, our president, have agreed to indemnify Harbor against claims by any vendor or prospective target business that is owed money by Harbor for services rendered or products sold to us to the extent necessary to ensure that such claims do not reduce the amount of the funds in the IPO trust account. We currently anticipate that Messrs. Carson, Hanks and Dullum will be able to honor such indemnification obligations in full. We are currently negotiating with our creditors regarding compromise or satisfaction of Harbor's liabilities, and expect to complete such negotiations prior to the liquidating distribution. However, we may be unable to resolve any claims by those of our creditors which have not waived their claims against the IPO trust account and Messrs. Carson, Hanks and Dullum may be unable to satisfy their indemnification obligations in full. In any such event, public stockholders could, under Delaware law, be required to return a portion of the distributions they receive pursuant to the plan of liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the IPO trust account. Since the indemnification obligations of Messrs. Carson, Hanks and Dullum are not collateralized or guaranteed, Harbor cannot assure you that they will perform their indemnification obligations or that our stockholders would be able to enforce those obligations.

        As a result of Harbor's dissolution and liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them generally, less any known liabilities (if any) assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of Harbor common stock. You should consult your tax advisor as to the tax effects of the plan of liquidation in your particular circumstances.

        Under Delaware law, stockholders will not have dissenters' appraisal rights in connection with the dissolution and liquidation.

        If our stockholders do not approve Harbor's dissolution and proposed plan of liquidation, our board of directors will explore what, if any, alternatives are available for the future of Harbor. The board believes, however, there are no viable alternatives to Harbor's dissolution and liquidation pursuant to the plan, and, indeed, Harbor's certificate of incorporation and the IPO prospectus contemplate that Harbor has no choice but to dissolve and liquidate in these circumstances. Harbor's board of directors has unanimously approved Harbor's dissolution and proposed plan of liquidation, deem them advisable and recommend that you approve them.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN

        These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

        Q.    What is being voted on?

        A.    You are being asked to vote upon proposals to:

        1.     Approve the dissolution of Harbor and the proposed plan of liquidation in the form of Annex A to this proxy statement; and

        2.     Authorize Harbor's board of directors or its chief executive officer, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

        Under Delaware law and Harbor's by-laws, no other business may be transacted at the meeting.

        Q.    Why is Harbor proposing dissolution and liquidation?

        A.    Harbor was organized in 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the consumer or industrial products sectors (referred to in this proxy statement as a "business combination"). Harbor closed its IPO on May 1, 2006. Of the net proceeds of its IPO and a concurrent warrant placement, $5.76 per IPO share ($79,460,000 in the aggregate) was placed in an interest-bearing trust account to be used in connection with a business combination or returned to the public stockholders if a business combination satisfying certain requirements described in the IPO perspectives were not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period.

        On October 17, 2006, Harbor entered a stock purchase agreement with Elmet Technologies, Inc., or "Elmet," and the Elmet stockholders, providing for Harbor's proposed acquisition of Elmet. That stock purchase agreement was amended on five occasions from February 9, 2007 to November 29, 2007 primarily to provide more time for completion of SEC review of Harbor's proxy statement and for Harbor to obtain stockholder approval and complete the acquisition. On November 30, 2007, Harbor commenced mailing its proxy statement to its stockholders seeking their approval for the proposed acquisition, and supplemented that proxy statement on January 11, 2008. However, Harbor was not able to obtain sufficient proxies from its stockholders to approve the proposed acquisition of Elmet, and holders of more than 20% in interest of Harbor's public stockholders submitted proxies voting against the acquisition and electing to convert their shares into a pro rata portion of the IPO trust account. Under Harbor's certificate of incorporation, the acquisition of Elmet could not be completed unless approved by a majority in interest of the public stockholders voting at a stockholders meeting and less than 20% in interest of Harbor's public stockholders voted against the acquisition and exercised their conversion rights. On February 1, 2008, Elmet and the Elmet stockholders representative terminated the stock purchase agreement in accordance with its terms because of Harbor's inability to obtain the required approval from its stockholders by the date specified in the agreement. As a result, Harbor is now required to dissolve and liquidate as provided in its certificate of incorporation and IPO prospectus.

        Q.    What does the proposed plan of liquidation provide for?

        A.    The proposed plan of liquidation described in and attached as Annex A to this proxy statement provides for the discharge of Harbor's liabilities and the winding-up of its affairs, including the distribution to current holders of the 13.8 million shares issued in its IPO, or "IPO shares," of the principal and accumulated interest (net of tax liabilities) of the IPO trust account as contemplated by Harbor's certificate of incorporation and IPO prospectus. Harbor's pre-IPO stockholders, or the "initial stockholders," consisting of Harbor's directors and certain of their affiliates who purchased an aggregate of 3.0 million shares prior to the IPO, have waived any right to shall in such distribution and will not receive any of it.

        Q.    How does the Harbor management intend to vote their shares?

        A.    Harbor's officers and directors, who together with certain of their affiliates purchased an aggregate of 3.0 million shares prior to the IPO, have advised Harbor that they support the dissolution and proposed plan of liquidation and will vote for them, together with the adjournment proposal.

        Q.    What vote is required to adopt the proposals?

        A.    Approval of Harbor's dissolution and proposed plan of liquidation will require the affirmative vote of holders of a majority of Harbor's outstanding common stock. Approval of Proposal Two (adjourning or postponing the special meeting if necessary) requires the affirmative vote of holders of a majority of Harbor's common stock present or represented by proxy at the special meeting and voting on the proposal.

        Q.    Why should I vote for the proposals?

        A.    The plan of liquidation provides for the distribution to current holders of IPO shares of the principal and accumulated interest (net of tax liabilities) in the IPO trust account as contemplated by Harbor's certificate of incorporation and IPO prospectus. Stockholder approval of Harbor's dissolution is required by Delaware law, under which Harbor is organized, and stockholder approval of the dissolution and proposed plan of liquidation is also designed to comply with relevant provisions of U.S. federal income tax laws.

        If Harbor's stockholders do not approve the dissolution and proposed plan of liquidation, Harbor will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account (net of tax liabilities) to the public stockholders. Harbor's board of directors has unanimously approved Harbor's dissolution and proposed plan of liquidation, deem them to be in the best interests of the Harbor stockholders, and recommends you approve them. If the Harbor stockholders approve the dissolution and proposed plan of liquidation at the special meeting, the Harbor board of directors plans to formally adopt, as required by Delaware law, the plan of liquidation substantially in the form attached as Annex A to this proxy statement promptly following the meeting.

        Q.    How much will I receive if the dissolution and proposed plan of liquidation are approved?

        A.    If the Harbor stockholders approve the dissolution and proposed plan of liquidation at the special meeting, we expect that each holder of IPO shares will receive a liquidating distribution of approximately $5.90 per share. This total includes $5.76 of principal and approximately $.14 of interest, which interest is net of taxes and the amount of interest on the IPO trust account which we were previously permitted to withdraw primarily to pay costs associated with our proposed acquisition of Elmet and our continuing general and administrative expenses. However, the final amount of interest in the trust account (net of tax liabilities) available for distribution to the public stockholders will be determined at the time of such distribution.

        Q.    What if I don't want to vote for the dissolution and proposed plan of liquidation?

        A.    If you do not want the dissolution and proposed plan of liquidation to be approved, you must abstain, not vote, or vote against them. You should be aware, however, that if the dissolution and proposed plan of liquidation are not approved, Harbor will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds (net of tax liabilities) held in the IPO trust account to the public stockholders. Whether or not you vote against them, if the dissolution and proposed plan of liquidation are approved, all public stockholders will be entitled to share ratably in the liquidation of the IPO trust account.

        Q.    What happens if the dissolution and proposed plan of liquidation aren't approved?

        A.    If sufficient votes to approve the dissolution and plan of liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, Harbor's board of directors may seek to adjourn or postpone the meeting to continue to seek such approval. If Harbor's stockholders do not approve the dissolution and plan of liquidation at the special meeting on any adjournment or postponement thereof, Harbor will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds (net of tax liabilities) held in the IPO trust account to the public stockholders.

        Q.    If the dissolution and proposed plan of liquidation are approved, what happens next?

        A.    We will file a certificate of dissolution with the Delaware Secretary of State, formally adopt by board action the plan of liquidation in substantially the form of Annex A to this proxy statement in compliance with Delaware law, conclude our negotiations with creditors and pay or adequately provide for the payment of Harbor's liabilities, and then distribute as soon as practicable thereafter the proceeds of the IPO trust account (net of tax liabilities) to the public stockholders.

        Q.    If I am not going to attend the special meeting in person, should I return my proxy card instead?

        A.    Yes. Whether or not you intend to attend the special meeting, after carefully reading and considering the information in this proxy statement, please vote your shares by mail, or, if you hold your shares in "street name" through a broker or bank, by the Internet or telephone, in accordance with the instructions provided by your broker or bank. This will enable your shares to be represented and voted at the special meeting.

        Q.    What will happen if I abstain from voting or fail to vote?

        A.    Abstaining or failing to vote will have the same effect as a vote against the dissolution and proposed plan of liquidation.

        Q.    How do I change my vote?

        A.    Deliver, or instruct your broker or bank to deliver if your shares are held in "street name," a later-dated, signed proxy card to Harbor's secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending, or instructing your broker or bank to deliver if your shares are held in "street name," a notice of revocation to Robert J. Hanks, Chief Executive Officer, Harbor Acquisition Corporation, 400 Crown Colony Drive, Suite 104, Quincy, Massachusetts 02169.

        Q.    If my shares are held in "street name" by a broker or bank, will my broker or bank automatically vote them for me?

        A.    No. Your broker can vote your shares only if you provide instructions on how to vote, and you should therefore instruct your broker to vote your shares. Your broker can tell you how to provide these instructions. If a bank holds shares for your benefit, the trust or custodian agreement under which such shares were deposited with or acquired by such bank will determine whether the bank will be able to vote such shares and the procedures for such voting.

        Q.    Can I still sell my shares?

        A.    Yes, you may sell your shares at this time, although, as a result of the announcement of Harbor's intention to liquidate, the market for Harbor shares may be limited. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur shortly after approval of Harbor's dissolution by stockholders at the special meeting. Thereafter and until trading on the American Stock Exchange is halted through termination of registration, we believe that any trades of Harbor's shares held in "street" name by a brokerage firm or bank will be tracked and marked with a due bill by the Depository Trust Company.

        Q.    Who can help answer my questions?

        A.    If you have questions, you may write or call Robert J. Hanks, our chief executive officer, at rhanks@harborpartners.com or at (617) 472-2805, ext. 8411.

        Q.    What will happen to Harbor's outstanding warrants in connection with the dissolution and liquidation of Harbor?

        A.    Since no distributions will be made to warrant holders pursuant to the plan of liquidation, a holder of our warrants should recognize a capital loss equal to such holder's tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). In addition, the warrants have no voting rights.

        Q.    Should I send in my Harbor stock certificates now?

        A.    No. After Harbor is dissolved, you will receive written instructions explaining how to exchange your shares of Harbor for the cash to which you will be entitled.

RISK FACTORS

        There are a number of factors that our stockholders should consider when deciding whether to vote to approve Harbor's dissolution and proposed plan of liquidation, including the following:

        We may not meet the anticipated timing for our dissolution and liquidation.

        If our stockholders approve Harbor's dissolution and proposed plan of liquidation at the special meeting, we intend to file promptly after the meeting a certificate of dissolution with the Secretary of State of Delaware, formally adopt by board action the plan of liquidation in substantially the form of Annex A to this proxy statement, and then distribute as soon as practicable thereafter the IPO trust account proceeds (net of tax liabilities) to our public stockholders. However, there are a number of factors that could delay our anticipated timetable, including the following:

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  delays in the payment, or arrangement for payment or compromise, of remaining Harbor liabilities or obligations;

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  the possibility that lawsuits could be filed or other claims asserted against us; and

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  unanticipated legal, regulatory or administrative requirements.

        If our reserves for payments to creditors which have not waived their claims against the IPO trust account are inadequate, each stockholder may be liable for a pro rata portion of creditors' claims up to the amount distributed to such stockholder by us.

        Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding-up. If we fail to provide adequately for all our liabilities to creditors which have not waived their claims against the IPO trust account, each of our public stockholders could be liable for payment of the stockholder's pro rata portion of any unsatisfied creditors' claims up to the amount distributed to such stockholder in the liquidation.

        Claims may be made against the IPO trust account, resulting in its impairment or in delay in distributing it to public stockholders.

        Harbor currently has only a small amount of available funds outside the IPO trust account and must make arrangements relating to Harbor's dissolution and liquidation with vendors and service providers primarily in reliance on the existing indemnification obligations of Messrs. Carson, Hanks and Dullum. Pursuant to their indemnification obligations, Messrs. Carson, Hanks and Dullum have agreed to indemnify Harbor against claims by any vendor or prospective target that is owed money by Harbor for services rendered or products sold to us to the extent necessary to ensure that such claims do not reduce the amount of the funds in the IPO trust account. However, Harbor's creditors which have not waived their claims against the IPO trust account might seek to satisfy their claims from funds in the IPO trust account if Messrs. Carson, Hanks and Dullum do not perform their indemnification obligations. This could reduce a stockholder's distribution from the IPO trust account or delay distribution. We believe we have identified all of Harbor's liabilities, and do not expect the foregoing to occur.

        If they do not perform them in full, you may have difficulty enforcing the indemnification obligations of Messrs. Carson, Hanks and Dullum.

        As described above, John Carson, our chairman, Robert J. Hanks, our chief executive officer, and David A.R. Dullum, our president, have agreed to indemnify Harbor against claims by any vendor or prospective target that is owed money by Harbor for services rendered or products sold to us to the extent necessary to ensure that such claims do not reduce the amount of the funds in the IPO trust account. However, Messrs. Carson, Hanks and Dullum will not be personally liable to pay Harbor's debts and obligations except as specifically provided in their indemnification agreements. We currently believe that Messrs. Carson, Hanks and Dullum are capable of satisfying their foreseeable indemnification obligations in full. However, if the indemnification obligations end up being substantially higher than we currently expect and/or their financial resources deteriorate in the future, this could limit this indemnification. Hence, we cannot assure you that Messrs. Carson, Hanks and Dullum will be able to satisfy their indemnification obligations in full.

        Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by our board of directors for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock after that date.

        After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in "street" name by a brokerage firm or bank will be tracked and marked with a due bill by the Depository Trust Company.

        If our stockholders do not approve the dissolution and proposed plan of liquidation, no assurances can be given as to how or when, if ever, amounts in the IPO trust account will be distributed to our public stockholders.

        Our certificate of incorporation provides that the IPO trust account proceeds will be distributed to our public stockholders upon the dissolution and liquidation of Harbor, and Delaware law requires that the stockholders approve such dissolution. If Harbor's stockholders do not approve the dissolution and the proposed plan of liquidation, Harbor will not have the requisite legal authority to distribute the IPO trust account proceeds (net of tax liabilities) to the public stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

FORWARD-LOOKING STATEMENTS

        This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of Harbor's net assets, the anticipated liquidation value per share of our IPO shares, the ability of John Carson, Robert J. Hanks and David A.R. Dullum to satisfy their indemnification obligations, and the timing and amounts of any distributions of liquidation proceeds to our public stockholders. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection" and "would." Harbor intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause Harbor's actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, the amount required for the settlement of our liabilities could be higher than expected, and we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distribution to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although Harbor believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, we cannot guarantee future events or results. Except as required by law, Harbor undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

        Harbor is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting in connection with the proposed dissolution and liquidation of Harbor. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

        Date, Time And Place.    We will hold the special meeting at 10:00 a.m., local time, on April 10, 2008, at the offices of Davis, Malm & D'Agostine, P.C., One Boston Place, 37th Floor, Boston, Massachusetts 02108.

        Purpose.    At the special meeting, holders of Harbor common stock will be asked to approve Harbor's dissolution and proposed plan of liquidation and to authorize Harbor's board of directors or chief executive officer to adjourn or postpone the meeting to solicit additional proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve Harbor's dissolution and proposed plan of liquidation.

        Harbor's board of directors has unanimously determined that the dissolution and proposed plan of liquidation are fair to and in the best interests of Harbor and its stockholders, approved and declared them advisable, and recommends that Harbor stockholders vote "FOR" such dissolution and proposed plan of liquidation.

        Harbor's board of directors also recommends that you vote or give instruction to vote "FOR" adoption of the proposal to permit Harbor's board of directors or chief executive officer, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

        The special meeting has been called only to consider approval of the dissolution and proposed plan of liquidation and to authorize adjournment or postponement of the meeting if necessary to solicit additional proxies. Under Delaware law and Harbor's by-laws, no other business may be transacted at the special meeting.

        Record Date; Who Is Entitled To Vote.    The "record date" for the special meeting is March     , 2008. Record holders of Harbor common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 16.8 million outstanding shares of Harbor common stock, of which 13.8 million were issued in Harbor's IPO and 3.0 million are held by our initial stockholders who acquired them prior to the IPO. Each share of common stock entitles its holder on the record date to one vote per proposal at the special meeting. Harbor's warrants do not have voting rights.

        Our initial stockholders who acquired 3.0 million shares prior to the IPO have advised Harbor that they will vote in favor of both of the proposals.

        During the ten-day period before the special meeting, Harbor will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Quincy, Massachusetts for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

        Quorum; Vote Required.    A majority of the outstanding shares of Harbor common stock, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of Harbor's dissolution and proposed plan of liquidation will require the affirmative vote of holders of a majority of Harbor's outstanding common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of Harbor's common stock present or represented by proxy at the special meeting and voting on the proposal.

        ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND PROPOSED PLAN OF LIQUIDATION.

        Voting Your Shares.    Each share of common stock that you owned on the record date entitles you to one vote per proposal. If you are the record holder of your shares, you must vote by signing and returning the enclosed proxy card or by voting in person at the meeting. If your shares are held in "street name" by your broker or bank, there are three ways to vote your shares at the special meeting:

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  By signing and returning the enclosed proxy card.  If you vote by proxy card, your "proxies," whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted "FOR" approval of the dissolution and proposed plan of liquidation and the proposal to authorize management to adjourn or postpone the meeting to solicit additional proxies.

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  By telephone or on the Internet.  You can instruct your broker or bank as to how to vote your shares by following the telephone or Internet voting instructions that are included with the proxy card you receive from your broker or bank.

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  You can attend the special meeting and vote in person.  We will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

        Adjournment or Postponement.    If Proposal Two (authorizing adjournment or postponement of the special meeting) is approved, Harbor may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, Harbor may adjourn or postpone the special meeting as set forth in Harbor's certificate of incorporation or by-laws or as otherwise permitted by law.

        Questions About Voting.    If you have any questions about how to vote or direct a vote in respect of your Harbor common stock, you may contact Robert J. Hanks, our chief executive officer at rhanks@harborpartners.com or at (617) 472-2805, ext. 8411. You may also want to consult your financial and other advisors about the vote.

        Revoking Your Proxy and Changing Your Vote.    If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

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  Delivering another proxy card with a later date;

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  Notifying Robert J. Hanks, Chief Executive Officer, Harbor Acquisition Corporation, 400 Crown Colony Drive, Suite 104, Quincy, Massachusetts 02169; or

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  Attending the special meeting, revoking your proxy and voting in person.

        If your shares are held in "street name" by a broker or bank, consult your broker or bank for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. As described in the following subsection, your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

        Broker Non-Votes.    If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. rules prohibit your broker from voting your shares on the dissolution and plan of liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a "broker non-vote." Abstentions or broker non-votes will have the same effect as a vote against the dissolution and plan of liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote at the meeting.

        If a bank holds shares for your benefit, the trust or custodian agreement under which such shares were deposited with or acquired by such bank will determine whether the bank will be able to vote such shares without your specific instructions and the procedures for such voting.

        No Dissenters' Rights.    Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal in connection with Harbor's dissolution and liquidation.

        Solicitation Costs.    Harbor is soliciting proxies on behalf of the Harbor board of directors. This solicitation is being made by mail, but Harbor and its directors, officers and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this, except for reimbursement of out-of-pocket expenses.

        Harbor has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. Harbor will pay from funds other than the IPO trust account all fees and expenses related to the retention of any proxy solicitation firm.

        Harbor will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Harbor will reimburse them from funds other than the IPO trust account for their reasonable expenses.

        Stock Ownership.    Information concerning the holdings of certain Harbor stockholders is set forth under "Security Ownership of Certain Beneficial Owners and Management."

THE DISSOLUTION AND PLAN OF LIQUIDATION

        Harbor's board of directors has approved Harbor's dissolution and proposed plan of liquidation, declared them advisable, and directed that they be submitted for stockholder action at the special meeting. A copy of the proposed plan of liquidation is attached to this proxy statement as Annex A.

        If the Harbor stockholders approve the dissolution and proposed plan of liquidation at the special meeting, we anticipate that our activities will thereafter be limited to actions we deem necessary or appropriate to accomplish the following:

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  filing a certificate of dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

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  formally adopting by board action the plan of liquidation in substantially the form of Annex A to this proxy statement in compliance with Delaware law;

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  establishing a contingency reserve for the satisfaction of unknown or additional liabilities, which reserve shall consist of the indemnification obligations which Messrs. Carson, Hanks and Dullum provided to Harbor at the time of the IPO;

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  giving the trustee of the IPO trust account notice to commence selling or otherwise liquidating the investments held in the IPO trust account and turning over the proceeds to Harbor's transfer agent for distribution to the public stockholders according to the plan of liquidation;

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  as provided in the plan of liquidation, paying or adequately providing for the payment of our known liabilities, including (i) liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, (iii) claims of vendors, and (iv) our obligations to Harbor's public stockholders in accordance with Harbor's certificate of incorporation;

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  if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

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  winding up our remaining business activities; and

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  making tax and other regulatory filings.

        Although they do not expect to do so, our directors may, at any time following our dissolution, engage third parties to complete the liquidation pursuant to the plan. In addition, although we do not anticipate that it will be necessary to do so since we do not have any material funds outside the IPO trust account (and we expect to have no funds outside the IPO trust account after paying expenses), our board of directors will be authorized to establish a liquidating trust to complete Harbor's liquidation.

        At February 29, 2008, we had approximately $81.4 million (net of accrued taxes) in the IPO trust account. As of that date, we had disbursed approximately $1,810,000 of the $1,850,000 of interest which Harbor was permitted to withdraw from the IPO trust account primarily to pay costs associated with our proposed acquisition of Elmet and our continuing general and administrative expenses. However, we owed as of February 29, 2008, approximately $200,000, exclusive of tax liabilities, above amounts available outside of the IPO trust account to creditors which have not waived such claims, and we will incur additional amounts of expenses to unaffiliated vendors prior to the completion of our dissolution and liquidation.

        At the time of our IPO, John Carson, our chairman, Robert J. Hanks, our chief executive officer, and David A.R. Dullum, our president, agreed to indemnify Harbor against claims by any vendor or prospective target that is owed money by Harbor for services rendered or products sold to us to the extent necessary to ensure that such claims do not reduce the amount of the funds in the IPO trust account. As described in our IPO prospectus, we have sought to obtain from prospective target companies and vendors of goods and services to us waivers of claims which any such parties may have against the IPO trust account. The parties from which we have received such waivers include Elmet (for any claims which Elmet might have against Harbor under the stock purchase agreement, which we anticipate will be none), Houlihan Smith & Company Inc. (which provided the fairness opinion in connection with the proposed acquisition and was paid in full for such services), Davis, Malm & D'Agostine, P.C. (which was owed approximately $655,000 for unpaid legal services at February 29, 2008), Merrill Corporation (which was owed approximately $417,000 for unpaid printing services at February 29, 2008), Integrated Corporate Relations, Inc. (which was owed approximately $74,000 for unpaid investor relations services at February 29, 2008), and Grand Cru Management, LLC (which was owed approximately $60,000 for unpaid office space and administrative services at February 29, 2008). However, our remaining vendors, to which we owed a total of approximately $200,000 at February 29, 2008, have not provided waivers of claims against the IPO trust account. In addition, we will incur additional expenses to unaffiliated vendors and service providers after February 29, 2008 in connection with our dissolution and liquidation, and we anticipate that the providers of such goods and services will insist on current payment because of the limited funds which we now have available outside of the IPO trust account. Accordingly, we anticipate that we will need to make arrangements with vendors and service providers relating to Harbor's dissolution and liquidation primarily in reliance on the existing indemnification obligations of Messrs. Carson, Hanks and Dullum.

        Although Harbor is not aware of any liabilities other than those described above and that will not be covered by the indemnification agreements of Messrs. Carson, Hanks and Dullum, no assurance can be made that such liabilities will not arise in the future. If such liabilities were to arise in the future or actual liabilities exceed those anticipated, stockholders who receive distributions from Harbor pursuant to the plan of liquidation could, under Delaware law, be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

        Our board of directors has unanimously approved the dissolution and proposed plan of liquidation of Harbor and unanimously recommends that our stockholders vote "FOR" this Proposal.

DISSOLUTION UNDER DELAWARE LAW

        Under its certificate of incorporation, Harbor is required to dissolve because it will not be able to complete a business combination satisfying certain requirements set forth in an IPO prospectus within the required time period. Under Delaware law and for federal tax reasons, stockholders need to approve the dissolution and proposed plan of liquidation. That is why we are holding the special meeting.

        Section 275 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. In accordance with the Section 281(b) of the DGCL, our board of directors intends to formally adopt, as a "plan of distribution," the plan of liquidation in substantially the form attached as Annex A immediately following stockholder approval of the dissolution and proposed plan. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding-up includes:

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  prosecution and defense of any lawsuits;

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  settling and closing of any business;

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  disposition and conveyance of any property;

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  discharge of any liabilities; and

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  distribution of any remaining assets to the stockholders of the corporation.

  Principal Provisions of the Plan

        General.    In accordance with the IPO trust agreement, we will distribute pro rata to our public stockholders all of the proceeds from the sale or other liquidation of the assets in the IPO trust account less approximately $350,000 (plus any additional amounts incurred from March 1, 2008 through the distribution date) that will be used to pay tax liabilities. We anticipate that there will not be any other amounts available for distribution to stockholders. The sale or other liquidation of the assets now in the IPO trust account is expected to commence as soon as practicable after approval of Harbor's dissolution and proposed plan of liquidation by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the plan of liquidation. We currently estimate that, if the Harbor stockholders approve our dissolution and proposed plan of liquidation at the special meeting, each public stockholder will receive a liquidating distribution of approximately $5.90 per IPO share. However, the exact timing and amount will not be determined until the time of such distribution.

        We will also pay or provide for our known liabilities in accordance with negotiations between Harbor and its creditors, which we anticipate will result in a compromise or settlement of our liabilities, particularly with those creditors which have waived their claims against the IPO trust account. Other than described in this proxy statement, we do not know of any other Harbor liabilities or any facts suggesting that any other Harbor liabilities may exist or will arise, and we believe that Harbor's funds outside of the trust account plus amounts to be paid by Messrs. Carson, Hanks and Dullum under their indemnification agreements will be sufficient to discharge all of our liabilities as those liabilities may be compromised, settled or otherwise determined. Accordingly, the plan of liquidation provides that we will establish a contingency reserve, consisting of the indemnification obligations which Messrs. Carson, Hanks and Dullum provided to Harbor, which the board expects will be sufficient to satisfy all actual and potential liabilities to our creditors. As this contingency reserve will be funded by Messrs. Carson, Hanks and Dullum pursuant to their indemnification obligations solely as and when needed to discharge Harbor liabilities and obligations, there will not be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for distribution to our stockholders.

        We will discontinue recording transfers of shares of our common stock on the date of Harbor's dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

        Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

        Our directors and officers will not receive any compensation for the duties performed in connection with Harbor's dissolution or plan of liquidation. Following approval of Harbor's dissolution by our stockholders at the special meeting, our activities will be limited to formally adopting by board action the plan of liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the plan of liquidation.

        We are obligated to indemnify our officers, directors and agents in accordance with our certificate of incorporation and by-laws for actions taken in connection with winding up our affairs; however, given our minimal assets we may not be able to provide meaningful indemnification to such persons. We may obtain or maintain insurance for the benefit of our officers and directors and the trustees of any liquidating trust to cover our indemnification obligations under the plan of liquidation provided that any related costs shall be paid from funds outside of the IPO trust account.

        Contingency Reserve.    Under the DGCL, we are required, in connection with Harbor's dissolution, to pay or provide for payment of all of our liabilities. We intend to pay or provide for payment of all our known liabilities, as they may be compromised, settled or otherwise determined, promptly after approval of the plan of liquidation, and to set aside a contingency reserve, consisting of the indemnification obligations of Messrs. Carson, Hanks and Dullum, that we believe will be adequate to satisfy such liabilities. However, a liability may not be covered by the indemnification obligation of Messrs. Carson, Hanks and Dullum, or they might default on the indemnification obligation with respect to such liability. In any such event, a creditor which has not waived its claims against the IPO trust account could bring a claim, as described in the following subsection, against one or more of our stockholders for such stockholder's pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the plan of liquidation.

        Potential Liability of Stockholders.    Under the DGCL, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors which have not waived their claims against the IPO trust account to the extent of amounts that such stockholder received from us and from any liquidating trust under the plan of liquidation. Each stockholder's potential exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

        Stock Certificates.    Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the IPO trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

        Exchange Act Registration.    Our common stock, units and warrants trade currently on the American Stock Exchange and are listed under the trading symbols "HAC," "HAC.U," and "HAC.WS," respectively, although no assurance can be given that such trading will continue. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, we intend to apply to terminate Harbor's registration and reporting requirements under the Securities Exchange Act of 1934, as amended. If registration is terminated, trading in the common stock, units and warrants on the American Stock Exchange would terminate.

        Liquidating Trusts.    Although our board of directors does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the IPO trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between Harbor and the person(s) or entity the Board chooses as trustee(s).

        Sale of Assets.    The plan of liquidation gives our board of directors the authority to sell all of our remaining assets, although Harbor's assets outside the IPO trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation.

        Absence of Appraisal Rights.    Stockholders are not entitled to appraisal rights in connection with Harbor's dissolution and plan of liquidation.

        Regulatory Approvals.    We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with Harbor's dissolution or the plan of liquidation.

        Treatment of Warrants.    There will be no distribution from the IPO trust account with respect to Harbor's warrants.

        Payment of Expenses.    In the discretion of our board of directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the plan of liquidation.

VOTES REQUIRED AND BOARD RECOMMENDATION

        Approval of Harbor's dissolution and proposed plan of liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the proposal to approve Harbor's dissolution and proposed plan of liquidation, with each holder entitled to one vote per share on such proposal.

        Our board of directors believes that Harbor's dissolution and proposed plan of liquidation are in the best interests of our stockholders. The Board has unanimously approved the dissolution and proposed plan of liquidation and unanimously recommends that our stockholders vote "FOR" them. Our directors and officers, who hold, as of the record date, an aggregate of 2,730,000 outstanding shares of our common stock, have indicated that they will vote "FOR" each of the proposals. See "Security Ownership of Certain Beneficial Owners and Management."

        Shares represented by proxy cards received in time for the meeting that are properly signed, dated and returned without specifying choices will be voted "FOR" each proposal.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a general summary of the material United States federal income tax consequences of the dissolution and proposed plan of liquidation to Harbor and to current holders of our common stock, units (each consisting of one share and two warrants) and warrants originally issued in our IPO, who are "United States persons," as defined in the Internal Revenue Code of 1986, as amended (the "Code") and who hold such shares and warrants as "capital assets," as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the plan of liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder's or warrant holder's individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

        The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service (the "IRS"), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the plan of liquidation.

        We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the plan of liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

        This discussion of certain U.S. federal income tax consequences was not intended to be used as, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you. This discussion was written to support the solicitation of your vote or instructions by you to your broker or bank to vote your shares of our common stock.

        Stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the plan and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

  Consequences to Harbor

        Harbor may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its plan of liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

  Consequences to Stockholders

        Gain or Loss on Liquidation.    Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder's tax basis in the shares of our common stock.

        A stockholder's gain or loss will be computed on a "per share" basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder's tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder's tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder's tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any Harbor contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

        Liquidating Trusts.    Although we anticipate that such a transfer is unlikely, given our limited assets outside of the IPO trust account, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

        Back-Up Withholding.    Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

  Consequences to Warrant Holders

        Since no distributions will be made to warrant holders pursuant to the plan of liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder's tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

INFORMATION ABOUT HARBOR

General

        Harbor was incorporated in Delaware on June 20, 2005, as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business in the consumer or industrial products sectors (referred to in this proxy statement as a "business combination"). Harbor closed its initial public offering, or "IPO," on May 1, 2006. Of the net proceeds from its IPO and a concurrent warrant placement, $5.76 per IPO share ($79,460,000 in the aggregate) was placed in an interest-bearing trust account to be used in connection with a business combination or returned to holders of the IPO shares, or "public stockholders," if a business combination were not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period.

        On October 17, 2006, Harbor entered into a stock purchase agreement with Elmet Technologies, Inc. ("Elmet") and the Elmet stockholders, providing for Harbor's proposed acquisition of Elmet. That stock purchase agreement was amended on five occasions from February 9, 2007 to November 29, 2007 primarily to provide more time for completion of SEC review of Harbor's proxy statement and for Harbor to obtain stockholder approval and complete the acquisition. On November 30, 2007, Harbor commenced mailing its proxy statement to its stockholders seeking their approval for the proposed acquisition, and supplemented that proxy statement on January 11, 2008. However, Harbor was not able to obtain sufficient proxies from its stockholders to approve the proposed acquisition of Elmet, and holders of more than 20% in interest of Harbor's public stockholders submitted proxies voting against the acquisition and electing to convert their shares into a pro rata portion of the IPO trust account. Under Harbor's certificate of incorporation, the acquisition of Elmet could not be completed unless approved by a majority in interest of the public stockholders voting at a stockholders meeting and less than 20% in interest of Harbor's public stockholders voted against the acquisition and exercised their conversion rights. On February 1, 2008, Elmet and the Elmet stockholders representative terminated the stock purchase agreement in accordance with its terms because of Harbor's inability to obtain the required approvals from its stockholders by the date specified in the agreement.

The IPO Trust Account

        As described above, Harbor closed on May 1, 2006 its IPO of 13.8 million units. Each of the units consisted of one share of Harbor's common stock and two redeemable common stock purchase warrants. Each warrant sold in the IPO entitles the holder to purchase from Harbor one share of common stock at an exercise price of $5.00. Harbor received net proceeds of approximately $76,350,000 from its IPO and a concurrent warrant placement, after payment of underwriting discounts and commissions and offering expenses. Upon the completion of the IPO, Harbor deposited into the IPO trust account a total of $79,460,000, consisting of the net proceeds of the IPO and the concurrent warrant placement, an underwriters' non-accountable expense allowance of $1,620,000, and the proceeds of a $150,000 loan from an affiliate of two of our directors. The trust account also included an additional $40,000, representing the difference between the originally estimated offering expenses of $650,000 and the finally determined offering expenses of $690,000. The underwriters agreed to defer payment of their non-accountable expense allowance until we consummated a business combination and to forfeit the allowance if we did not complete a business combination within the time permitted by our certificate of incorporation. The IPO trust account is not to be released until the earlier of the consummation of a business combination or liquidation of Harbor, except to the extent that we have withdrawn and will withdraw a portion of the interest earned on the account in order to pay taxes, and up to $1,850,000 of interest which we were permitted to withdraw to repay such $150,000 loan (with interest at an annual rate of 4%) and our business, legal and accounting due diligence expenses on prospective business combinations and continuing general and administrative expenses. As of January 11, 2007, we had withdrawn from the trust account all of such $1,850,000 of interest. Therefore, all interest earned on the assets in the trust account subsequent to such date (net of amounts required to pay taxes) will remain in the account and be available for distribution to our public stockholders upon our liquidation. The IPO trust account contained approximately $81,700,000 on February 29, 2008, and there were then approximately $350,000 of taxes which will be payable from the account.

        As described above, Elmet and the Elmet stockholders representative terminated on February 1, 2008, the stock purchase agreement in accordance with its terms because of Harbor's inability to obtain the required approval from its stockholders by the date specified in the agreement. Because Harbor will not consummate a business combination by the time stipulated in its certificate of incorporation, our board of directors has proposed to dissolve Harbor as required by its certificate of incorporation and IPO prospectus and distribute to the public stockholders, in proportion to their respective holdings of IPO shares, the amount in the IPO trust account, inclusive of any interest through the date of the distribution but excluding amounts required to pay taxes. Harbor's pre-IPO stockholders (consisting of Harbor's directors and officers and certain of their affiliates) have waived any right to participate in such distribution with respect to shares of common stock owned by them prior to the IPO. There will also be no distribution from the IPO trust account with respect to Harbor's warrants.

Facilities

        Harbor maintains its executive offices at 400 Crown Colony Drive, Suite 104, Quincy, Massachusetts 02169. This space and limited administrative, technical and secretarial services are provided to Harbor by Grand Cru Management, LLC, an affiliate of Robert J. Hanks, our chief executive officer, and David A. R. Dullum, our president, at a cost of $7,500 per month. Grand Cru Management, LLC, is one of our creditors which has agreed to waive any claims against the IPO trust account to the extent we should fail to pay any such amounts when due.

Employees

        Harbor has no employees. Harbor's directors and officers are not obligated to devote any specific number of hours to our affairs and intend to devote only as much time as they deem necessary and appropriate.

Periodic Reporting and Audited Financial Statements

        Harbor has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. Harbor has filed an annual report on Form 10-K, as amended, with the Securities and Exchange Commission covering the fiscal year ended December 31, 2006, and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. See "Where You Can Find More Information." Because Harbor has no material cash outside the IPO trust account, it does not anticipate being able to file its annual report on Form 10-K for the year ended December 31, 2007 or to have audited financial statements prepared for the year ended December 31, 2007.

Legal Proceedings

        Harbor is not now a party to any legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2008, by:

  •
  Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  All of our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As described in the footnotes to the table, our knowledge about the beneficial ownership of our shares by any of our stockholders (other than our officers and directors) which owned as of March 1, 2008 more than 5% of our common stock then outstanding is generally based solely on the reports (or the most recent amendments thereto) on Schedule 13D or 13G or Form 13F which such holders have filed with the Securities and Exchange Commission (the "SEC"). However, certain investors which previously filed such reports have subsequently advised us that they no longer held as of March 1, 2008, 5% or more of our shares, and the names and respective holdings of those former stockholders have accordingly been deleted from the table. Furthermore, the regulations under the Securities Exchange Act of 1934, as amended, which govern the filing of reports on Schedules 13D or 13G or Form 13F permit investors which beneficially own more than 5% of our common stock to delay the filing of such reports, or amendments of previously filed such reports, for certain permitted periods, and therefore the beneficial ownership of our outstanding common stock as of any given date by certain investors as disclosed in such reports (or the most recent amendments thereto) may not be current.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	% of Outstanding Common Stock
HBK Investments L.P.(3)	1,679,000	9.9%
The Baupost Group, L.L.C.(3)	1,663,200	9.9%
Sapling, LLC and Fir Tree Recovery Master Fund, L.P.(3)	1,448,210	8.6%
Weiss Asset Management, LLC and Weiss Capital, LLC	957,671	5.7%
Korenvaes Capital Management LP	918,100	5.5%
Citigroup Global Markets, Inc., Citigroup Financial Products, Inc., Citigroup Global Markets Holdings Inc., and Citigroup Inc.	900,000	5.4%
Robert J. Hanks	810,000	4.8%
David A.R. Dullum	810,000	4.8%
John Carson	450,000	2.6%
Todd A. Fitzpatrick	240,000	1.4%
Christopher R. Young	240,000	1.4%
Timothy J. Durkin(4)	60,000	*
William E. Mahoney	60,000	*
Edward Cady	60,000	*
All directors and officers as a group (8 individuals)(4)	2,730,000	16.3%

*
less than one percent.

(1)
Except as set forth below, the business address of each person is 400 Crown Colony Drive, Suite 104, Quincy, Massachusetts 02169. The address of HBK Investments L.P. is 300 Crescent Court, Suite 700, Dallas, Texas 75201. The address of The Baupost Group, LLC is 10 St. James Avenue, Boston, Massachusetts 02116. The address of Sapling, LLC and Fir Tree Master Fund, L.P. is 535 Fifth Avenue, 31st Floor, New York, New York 10017. The address of Weiss Asset Management, LLC, and Weiss Capital, LLC is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116. The address of Korenvaes Capital Management LP is 200 Crescent Court,

  Suite 1070, Dallas, Texas 75201. The address of the specified Citigroup entities is 399 Park Avenue, New York, New York 10043.

(2)
Does not reflect the ownership of warrants purchased by certain of the initial stockholders or their affiliates in a private placement in April 2006, which are not exercisable unless and until our consummation of a business combination.

(3)
Based solely upon (i) the report on Schedule 13G, as amended as of December 31, 2007, jointly filed with the SEC by HBK Investments, L.P., HBK Services, LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P., which share voting and investment power with respect to such 1,679,000 shares, (ii) the report on Schedule 13G, as amended as of December 31, 2007, filed by The Baupost Group, L.L.C. with the SEC, (iii) the report on Schedule 13G, as amended as of December 31, 2007, jointly filed by Sapling, LLC (which owned 1,219,054 shares) and Fir Tree Recovery Master Fund, L.P. (which owned 229,156 shares) with the SEC, (iv) the report on Schedule 13G as of February 12, 2008, jointly filed by Weiss Asset Management, LLC (which owned 582,999 shares), Weiss Capital, LLC (which owned 374,672 shares), and Andrew Weiss, Ph.D., with the SEC, (v) the report on Schedule 13G as of October 19, 2007, filed with the SEC by Korenvaes Capital Management LP, and (vi) the report on Schedule 13G as of December 31, 2007 jointly filed by Citigroup Global Markets Inc., Citigroup Financial Products, Inc., Citigroup Global Markets Holdings Inc., and Citigroup Inc., which share voting and dispositive power with respect to such 900,000 shares. Such reports as filed with the SEC state that, as of the dates those reports were signed, (i) Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz and William E. Rose were each managing members of HBK Management LLC, which had been delegated discretion to vote and dispose of the shares beneficially owned by the respective HBK entities, (ii) Seth A. Klarman was the president of The Baupost Group, L.L.C., (iii) Jeffery Tannenbaum was the president of Fir Tree, Inc., which was the manager of each of Sapling, LLC and Fir Tree Recovery Master Fund, L.P., (iv) Dr. Andrew Weiss was the managing member of Weiss Asset Management, LLC and Weiss Capital, LLC and shared the power to vote and dispose of the shares held by those entities, (v) Harlan B. Korenvaes was the managing member of Korenvaes LLC, the general partner of Korenvaes Capital Management LP, and (vi) Citigroup, Inc. was the direct or indirect sole stockholder of the other specified Citigroup entities.

(4)
Includes 60,000 shares held individually by Mr. Durkin. Does not include 120,000 shares held of record by Latona Associates Fund I, LLC, an investment fund of which Mr. Durkin serves as an officer of the manager.

        All of the shares of our outstanding common stock owned by our initial stockholders, including all of our officers and directors, have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until six months after our consummation of a business combination or our liquidation. During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders including, without limitation, the right to vote their shares of common stock. If we are liquidated in accordance with the proposed plan of liquidation, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our IPO.

STOCKHOLDER PROPOSALS

        Whether or not the dissolution is approved, Harbor does not expect to have an annual meeting of stockholders after the special meeting. We are therefore not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

        Pursuant to the rules of the Securities and Exchange Commission, Harbor and the service providers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement or other similar documents. Upon written or oral request, Harbor will deliver a separate copy of this proxy statement or other similar documents to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Harbor deliver single copies of such documents in the future. Stockholders may notify Harbor of their requests by calling or writing us at our principal executive offices at (617) 472-2805 or 400 Crown Colony Drive, Suite 104, Quincy, Massachusetts 02169.

WHERE YOU CAN FIND MORE INFORMATION

        Harbor files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Harbor with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

        Harbor files its reports, proxy statements and other information electronically with the SEC. You may access information on Harbor at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

        Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

        This proxy statement incorporates important business and financial information about Harbor that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the matter described in this proxy statement, you should contact:

Robert J. Hanks
Harbor Acquisition Corporation
400 Crown Colony Drive, Suite 104
Quincy, Massachusetts 02169
(617) 472-2805, ext. 8411

        To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is April 1, 2008.

ANNEX A

PLAN OF LIQUIDATION
OF
HARBOR ACQUISITION CORPORATION
(A Dissolved Delaware Corporation)

        This plan of liquidation of Harbor Acquisition Corporation ("Harbor") is dated this [        ] day of [                        ], 2008.

        WHEREAS, the dissolution of Harbor was duly authorized by its board of directors (the "Board") and stockholders, and Harbor was dissolved on [            ], 2008 by the filing of a Certificate of Dissolution (the "Certificate of Dissolution") with the Office of the Secretary of State of the State of Delaware;

        WHEREAS, Harbor elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the "DGCL");

        WHEREAS, Harbor has paid or otherwise satisfied or made provision for all claims and obligations of creditors known to Harbor, including conditional, contingent, or unmatured contractual claims known to Harbor, other than the following:

        1.     The fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on Harbor's unaudited interim financial statements at and for the period ended February 29, 2008, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of Harbor and the winding-up of its business and affairs ("Vendor Obligations");

        2.     Liabilities for federal and state income taxes and Delaware franchise taxes (collectively, "Tax Liabilities"); and

        3.     Harbor's obligations to holders ("Public Stockholders") of its common shares ("IPO shares") issued in Harbor's initial public offering ("IPO") to distribute the proceeds of the trust account established in connection with the IPO (the "IPO Trust Account") in connection with the dissolution and liquidation of Harbor as provided in Harbor's certificate of incorporation and its IPO prospectus;

        WHEREAS, there are no pending actions, suits, or proceedings to which Harbor is a party,

        WHEREAS, there are no facts known to Harbor, indicating that claims that have not been made known to Harbor or that have not arisen are likely to become known to Harbor or to arise within ten years after the date of dissolution; and

        WHEREAS, John Carson, Robert J. Hanks and David A.R. Dullum have reaffirmed their obligations, given to Harbor in connection with its IPO, to indemnify Harbor from and against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which Harbor may become subject to as a result of any claim by any vendor or prospective target business that is owed money by Harbor for services rendered or products sold, but only to the extent necessary to ensure that such loss, liability, claim, damage or expenses does not reduce the amount in the IPO Trust Account;

        NOW THEREFORE, Harbor adopts the following plan of liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

        1.     PAYMENT OF LIABILITIES AND OBLIGATIONS. Harbor shall, as soon as practicable following the adoption of this Plan by the Board after the filing of a Certificate of Dissolution of Harbor in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by Harbor and the relevant creditor of the Vendor Obligations from assets other than in the IPO Trust Account and (b) pay in full the Tax Liabilities from the assets in the IPO Trust Account.

        2.     CONTINGENCY RESERVE; PRO RATA DISTRIBUTION. There being no facts now known to Harbor suggesting that any unknown claims or obligations of Harbor or claims that have not arisen against Harbor exist or might arise, Harbor shall retain the indemnification obligations to Harbor referred to in the sixth recital hereof as provision for any and all such claims and obligations.

        3.     AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of Harbor shall continue in their positions for the purpose of winding up the affairs of Harbor as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of Harbor shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to Harbor's stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of Harbor's common stock shall constitute the approval of Harbor's stockholders of the Board's authorization of the payment of any such compensation.

        The adoption of the Plan by the holders of Harbor's common stock shall constitute full and complete authority for the Board and the officers of Harbor, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve Harbor in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of Harbor; (iii) to satisfy or provide for the satisfaction of Harbor's obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of Harbor to the holders of Harbor's common stock in complete cancellation or redemption of its stock.

        4.     CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of Harbor shall, as promptly as feasible, proceed to collect all sums due or owing to Harbor, to sell and convert into cash any and all corporate assets and, out of the assets of Harbor, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of Harbor pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

        5.     RECOVERY OF ASSETS. In the event that Harbor (or any trustee or receiver for Harbor appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to Harbor, such funds shall first be used to satisfy any claims against or obligations of Harbor, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of Harbor in accordance with and subject to the terms of Harbor's certificate of incorporation and the DGCL, and further subject to such terms and conditions as the board of directors of Harbor (or any trustee or receiver for Harbor) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude Harbor (or any trustee or receiver for Harbor) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of Harbor.

        6.     PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of Harbor, including, among other things, to cover any costs payable pursuant to the indemnification of Harbor's officers or members of the Board provided by Harbor pursuant to its certificate of incorporation and by-laws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to Harbor.

        In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, Harbor may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to Harbor in connection with the collection, sale, exchange or other disposition of Harbor's property and assets and the implementation of this Plan.

        7.     INDEMNIFICATION. Harbor shall continue to indemnify its officers, directors, employees and agents in accordance with its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of Harbor. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover Harbor's obligations hereunder, including, without limitation, directors' and officers' liability coverage, provided that any related costs shall be paid from funds outside of the IPO Trust Account.

        8.     LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of Harbor to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of Harbor, subject to the supervision of the court. Whether appointed by an agreement or by the court, the trustees shall in general be authorized to take charge of Harbor's property, and to collect the debts and property due and belonging to Harbor, with power to prosecute and defend, in the name of Harbor or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by Harbor that may be necessary, appropriate or advisable for the final settlement of the unfinished business of Harbor.

        9.     LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of the Certificate of Dissolution of Harbor, of outstanding shares of common stock of Harbor. All distributions made from assets in the IPO Trust shall be made exclusively to the Public Stockholders pro rata in accordance with the respective number of IPO Shares then held of record by the Public Stockholders, and any other distributions (if any) shall be made pro rata in accordance with the respective number of shares then held of record by all of Harbor's stockholders; provided that, in the case of all distributions of assets held in the IPO Trust or otherwise, in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of Harbor (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of Harbor). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of Harbor within the meaning of the Code and the regulations promulgated thereunder.

        10.   AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of Harbor, it may amend or modify this Plan and all action contemplated thereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that Harbor will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

        11.   CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of Harbor, Harbor shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

        12.   LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of Harbor in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code"). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for Harbor, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

        13.   FILING OF TAX FORMS. The appropriate officers of Harbor are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

PROXY

HARBOR ACQUISITION CORPORATION
400 Crown Colony Drive, Suite 104
Quincy, Massachusetts 02169

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF HARBOR ACQUISITION CORPORATION

        The undersigned appoints Robert J. Hanks, David A.R. Dullum, and Todd A. Fitzpatrick, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes any of them to represent and to vote, as designated on the reverse side, all shares of common stock of Harbor held of record by the undersigned at the special meeting of stockholders to be held on April 10, 2008, and any adjournment or postponement thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED ON EACH PROPOSAL SHOWN ON THE REVERSE SIDE. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" EACH SUCH PROPOSAL. HARBOR'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH SUCH PROPOSAL.

(Continued and to be signed on reverse side)

		FOR	AGAINST	ABSTAIN
1.	To approve the dissolution of Harbor and the proposed plan of liquidation submitted to stockholders at the special meeting.	☐	☐	☐
2.
	To permit Harbor's board of directors or its chief executive officer, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.	☐	☐	☐
Mark here for address change and note below				☐

New address:

Please mark, date and return this proxy promptly.

Signature:

Date:

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.